Exhibit 99.1

Replimune Announces the Evolution of its Management Team as it Advances Through Later Stage Clinical Development and Prepares for Commercialization

Woburn, MA, January 9, 2020 – Replimune Group Inc. (Nasdaq: REPL), a biotechnology company developing oncolytic immuno-gene therapies derived from its Immulytic™ platform, today announced the evolution of the responsibilities within its executive leadership team, reflecting the progress the Company has made into later stage clinical development and as it prepares for future commercialization.

Reflecting the advancement of the Company’s development programs, the Company’s founder, Robert Coffin, Ph.D., has elected to transition from his current role as Chief Executive Officer and take up the newly-created role of President and Chief Research & Development Officer. In this new role Dr. Coffin will co-lead the Company together with Philip Astley-Sparke, currently part-time Executive Chairman, who will become full-time Chief Executive Officer. The Company plans to appoint an independent Chairman of the Board of Directors in due course, with Philip Astley-Sparke remaining as Chairman until an appointment is made. Dr. Coffin will continue to serve as a member of the Board of Directors.

“Replimune has made rapid progress since its foundation in 2015, with two products currently in clinical trials, including our lead product in registration-directed studies, and with a third product expected to enter the clinic in 2020. Replimune has also established an in-house, state of the art commercial scale manufacturing facility that is expected to provide sufficient capacity for full commercialization of all its products. Further, the Company has a strong cash position and expects to be able to fund all its programs into the second half of 2022,” said Dr. Coffin. “As Replimune’s programs become more advanced and complex, it is appropriate to increase management bandwidth, and this change in management responsibilities reflects this increased requirement. I am very pleased that Philip has agreed to take on a now full-time role as CEO going forward.”

“I am looking forward to fully turning my attention to Replimune and working with Rob to co-lead the Company as we aim to realize our objective of establishing our products as the second cornerstone of immuno-oncology. We will be giving considerable thought during the year to maximizing this potential through judicious further clinical indication selection as well as devoting increased effort to pre-commercial planning”, said Philip Astley-Sparke.

About Replimune

Replimune Group, Inc., headquartered in Woburn, MA, was founded in 2015 to develop the next generation of “oncolytic immune-gene therapies” for the treatment of cancer. Replimune is developing novel, proprietary therapeutics intended to improve the direct cancer-killing effects of selective virus replication and the potency of the immune response to the tumor antigens released. The Company’s Immulytic™ platform is designed to maximize systemic immune activation, in particular to tumor neoantigens, through robust viral-mediated immunogenic tumor cell killing and the delivery of optimal combinations of immune-activating proteins to the tumor and draining lymph nodes. The approach is expected to be highly synergistic with immune checkpoint blockade and other approaches to cancer treatment. Replimune intends to progress these therapies rapidly through clinical development in combination with other immuno-oncology products with complementary mechanisms of action. For more information, please visit www.replimune.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations about our cash runway, our advancement of our clinical trials, our goals to develop and commercialize our product candidates, our plans to establish our own in-house manufacturing capabilities, our plans regarding the selection of additional indications, our plans with respect to the responsibilities of our executive leadership team and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements. These factors include risks related to our limited operating history, our ability to generate positive clinical trial results for our product candidates, the costs and timing of establishing, equipping, and operating our planned in-house manufacturing facility, the timing and scope of regulatory approvals, changes in laws and regulations to which we are subject, competitive pressures, our ability to identify additional product candidates, and other risks as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Replimune Contact

Investor Inquiries

Chris Brinzey

Westwicke, an ICR Company

339.970.2843

chris.brinzey@westwicke.com

Media Inquiries

Arleen Goldenberg

Verge Scientific Communications

917.548.1582

agoldenberg@vergescientific.com

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